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                           ELECTRIC FUEL CORPORATION

          AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


1.   PURPOSE

     The purpose of this 1995 Stock Option Plan for Non-Employee Directors (the "Plan") is to advance the interests of Electric Fuel Corporation (the "Company") by enhancing the ability of the Company to attract and retain directors who are in a position to make significant contributions to the success of the Company and to reward such directors for such contributions through ownership of shares of the Company's common stock (the "Stock").

2.   ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company from time to time appointed by the Board to administer the Plan in accordance with the express provisions of the Plan, (a) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (b) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (c) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties. Subject to Section 7 of this Plan and to Rule 16b-3 under the Securities Exchange Act of 1934, as from time to time in effect ("Rule 16b-3"), the Committee shall also have the authority, both generally and in particular instances, to waive compliance by a non-employee director with any obligation to be performed by him under an option and to waive any condition or provision of an option.

     The Plan is a "formula" plan within the meaning of the rules and regulations of the Securities and Exchange Act of 1934. As a result of the Plan being a formula plan and otherwise meeting certain requirements of the SEC adopted under Section 16, non-employee directors may be members of the Committee administering the Plan. Accordingly, options to non-employee directors are granted solely under this Plan and not under the Company's regular stock award plans.


3.  EFFECTIVE DATE AND TERM OF PLAN

     This Plan, having been approved by the Board of Directors on September 28, 1995 (the "Effective Date"), is subject to approval of this Plan by vote of a majority of the stockholders of
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the Company present and eligible to vote on the question at an annual or special meeting of stockholders held not later than September 28, 1996. Options may be granted under the Plan prior to the date of stockholder approval, and options so granted shall be effective on the effective date of grant subject to stockholder approval of the Plan as provided in this Section. No options may be awarded under this Plan after September 28, 2005, but the Plan shall continue thereafter while previously awarded options remain subject to the Plan.

4.  SHARES SUBJECT TO PLAN

     a. Number of Shares. Subject to adjustment as provided in Section 4(c) of this Plan, the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be 500,000. If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 4(a).

     b. Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

     c. Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

5.  ELIGIBILITY FOR OPTIONS

     Each director who is not an employee of the Company or of any subsidiary of the Company shall be eligible to receive options under the Plan (an "Eligible Director").

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6.  TERMS AND CONDITIONS OF OPTIONS

     a.  Number of Options.

         i.   Initial Grant.  Each individual who is an Eligible Director on the
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     Effective Date of the Plan shall be granted, on that date, an option covering 15,000 shares of Stock, subject to stockholder approval as provided in Section 3. Each individual who thereafter becomes an Eligible Director shall, upon first qualifying as an Eligible Director, be granted an option covering 15,000 shares of Stock. Option grants pursuant to either of the two preceding sentences are herein referred to as "Initial Grants".

         ii.  Subsequent Options.  Following the Initial Grant, each Eligible
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     Director shall be awarded an additional option covering 5,000 shares of
     Stock on each anniversary of the Initial Grant, provided that he or she is an Eligible Director on such anniversary.

     b. Exercise Price. The exercise price of each option shall be 100% of the fair market value per share of the Stock at the time the option is granted, but not less, in the case of an original issue of authorized stock, than par value per share. For this purpose, "fair market value" shall mean the closing price of the Stock as reported on the Nasdaq National Market System (or other exchange or market system if no longer listed on such exchange) on the date of the grant (based on The Wall Street Journal report of composite transactions).

     c. Duration of Options. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years from the date the option was granted.

     d.  Exercise of Options.

         i. Each option shall become exercisable in accordance with the following:

            (1) One year after the date of the grant, the option shall become exercisable to the extent of one-third of the shares covered thereby, and

            (2) On each of the second and third anniversaries of the date of the grant, the option shall become exercisable as to an additional one-third of the shares covered thereby.

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         ii. Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) the option certificate and any other documents required by the Committee and (b) payment in full for the number of shares for which the option is exercised.

         iii.If an option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

     e. Payment for and Delivery of Stock. Stock purchased under the Plan shall be paid for as follows; (i) in cash or by certified check, bank draft or money order payable to the order of the Company, (ii) through the delivery of shares of Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price, provided that, in the case of shares of stock acquired directly from the Company, such shares have been held for at least six months, or (iii) by a combination of cash and Stock as provided in clauses (i) and (ii) above.

     An option holder shall not have the rights of a stockholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

     The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with and any applicable taxes have been paid, (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as from time to time in effect, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     f. Nontransferability of Options. No option may be transferred other than by will or by the laws of descent and distribution, and during a director's lifetime an option may be exercised only by the director.

     g. Death. Upon the death of any Eligible Director granted options under this Plan, all options not then exercisable shall terminate. All options held by the director that are exercisable immediately prior to death may be exercised by his executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within the three-month period following the director's death (but not later than the Final Exercise Date).

     h. Other Termination of Status of Director. If a director's service with the Company terminates for any reason other than death, all options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of three months (or until the Final Exercise Date, if earlier), but shall

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terminate immediately if the director was removed or terminated for fraud, dishonesty or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its subsidiaries. After completion of that three-month period, such options shall terminate to the extent not previously exercised, expired or terminated.

     i. Mergers, etc. In the event of any merger or consolidation involving the Company, any liquidation or dissolution of the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding Stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), all outstanding options shall become exercisable prior to the consummation of such Transaction, such options shall be exercisable at such time as the Committee determines but in no event for less than a period of at least 20 days prior to the consummation, but only to the extent the Committee determines it may so accelerate the exercisability of such options in accordance with the applicable requirements of Rule 16b-3. Upon consummation of the Transaction, all outstanding options not so exercised shall terminate and cease to be exercisable. There shall be excluded from the foregoing any Transaction as a result of which (a) the holders of Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity and (b) no single person owns more than half of the outstanding voting common stock of the acquiring or surviving corporation or other entity. For purposes of this Section, voting common stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

7.  EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION.

     Neither adoption of the Plan nor the grant of options to an Eligible Director shall confer upon any person any right to continued status as a director with the Company or any subsidiary or affect in any way the right of the Company or subsidiary to terminate a director relationship at any time or shall affect the Company's right to grant to such director options that are not subject to the Plan, to issue to such directors Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to directors.

     The Committee may at any time discontinue granting options under the Plan. The Committee may at any time or times amend the Plan or any outstanding options for the purpose of satisfying any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of options, provided that no such amendment shall adversely affect the rights of any director (without his or her consent) under any option previously granted. The provisions of Section 5 or

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6 of this Plan shall not be amended any more frequently than once every six months other than to comply with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974 or the rules and regulations thereunder, all as from time to time in effect.

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